UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2013

FREDERICK’S OF HOLLYWOOD GROUP INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6255 Sunset Boulevard, Hollywood, CA	90028
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 466-5151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

The following information, including the exhibits hereto, is being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On March 18, 2013, Frederick’s of Hollywood Group Inc. (“Company”) issued a press release discussing its financial results for the three and six months ended January 26, 2013. The press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 15, 2013 (“Termination Date”), Don Jones was terminated without cause by the Company from his position as President and Chief Operating Officer. Thomas Lynch, the Company’s Chairman and Chief Executive Officer, will assume Mr. Jones’ responsibilities on an interim basis.

On March 21, 2013, the Company and Mr. Jones entered into a Separation Agreement and General Release (“Agreement”), attached hereto as Exhibit 10.1. In consideration of his execution of a general release of claims in favor of the Company, Mr. Jones is entitled to receive severance in the amount of $200,000 (six (6) months’ base salary), which will be paid in accordance with the Company’s customary payroll procedures, subject to applicable deductions and withholdings, beginning on the first payroll date following the expiration of the Revocation Period described below. In addition, consistent with the terms of Mr. Jones’s prior agreements with the Company, (i) 150,000 stock options with an exercise price of $0.62 per share are or will become exercisable as scheduled and will remain exercisable until September 7, 2021, (ii) 28,000 stock options with an exercise price of $0.40 per share will be exercisable for a period of three (3) months after the Termination Date and (iii) 92,000 shares of restricted stock issued to Mr. Jones will remain or will become vested as scheduled.

The Agreement is revocable by Mr. Jones during the seven-day period following his execution of it (“Revocation Period”). Upon the expiration of the Revocation Period, the Agreement will become effective, and the Employment Agreement, dated as of September 8, 2011, as amended on February 9, 2012, between the Company and Mr. Jones (“Employment Agreement”) will terminate in all respects, except that Mr. Jones’ obligation to maintain confidentiality of the Company’s information survives the termination of the Employment Agreement.

On March 18, 2013, the Company issued a press release attached hereto as Exhibit 99.1, announcing the termination of Mr. Jones’ employment.

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Item 9.01. — Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Separation Agreement and General Release, dated March 21, 2013, between the Company and Don Jones

99.1	Press Release, dated March 18, 2013, announcing January 26, 2013 financial results and Termination of Employment of Don Jones.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2013	FREDERICK’S OF HOLLYWOOD GROUP INC.

	By:	/s/ Thomas Rende
Thomas Rende Chief Financial Officer (Principal Financial and Accounting Officer)

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